UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 30, 2006

                           New Century Companies, Inc.
             (Exact name of registrant as specified in its chapter)

          Delaware                      000-09459                06-10345787
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation                File Number)           Identification No.)

       9835 Santa Fe Springs Road
          Santa Fe Springs, CA                                       90670
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (562) 906-8455

                                       N/A
          (Former name or former address, if changed since last report)

ITEM 4.01 Changes in Registrant's Certifying Accountants

On November 30, 2006, we were informed by Squar, Milner, Miranda & Williamson, LLP ("Squar Milner"), our independent registered public accounting firm, as follows:

Squar Milner has consummated a merger with Peterson & Co., LLP ("Peterson"). Peterson, which is located in San Diego, California, is also registered with the Public Company Accounting Oversight Board (United States). The name of the post-merger firm is Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner Peterson").

We are required to file this Form 8-K as notification that Squar Milner Peterson succeeds Squar Milner as our independent registered auditor.

Squar Milner's reports on our consolidated financial statements as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion; however, Squar Milner's reports for the years ended December 31, 2005 and 2004 contained an explanatory paragraph due to uncertainty regarding our ability to continue as a going concern.

During the two years ended December 31, 2005 and the subsequent interim period preceding the change from Squar Milner to Squar Milner Peterson, there were no disagreements with Squar Milner on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Squar Milner, would have caused them to make reference thereto in their reports on our consolidated financial statements.

We received a letter from Squar Milner addressed to the Chairman of our Board of Directors in connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2005, which identified certain matters involving internal control that Squar Milner considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board. These material weaknesses were: (1) insufficient personnel resources and technical accounting expertise within the accounting function to resolve non-routine or complex accounting matters, specifically, the lack of a chief financial officer; and (2) inadequate procedures for appropriately identifying, assessing and applying accounting principles generally accepted in the United States of America, specifically, the improper recording of debt and equity transactions. We will continue to monitor and evaluate the effectiveness of our internal controls and disclosure controls and procedures on an ongoing basis, and are committed to taking further action and implementing additional improvements, as necessary and as funds allow.

We have notified the members of our Board of Directors of the facts set forth in this report on Form 8-K, including the appointment of Squar Milner Peterson as our independent registered auditor and no member has disapproved of this appointment.

We have provided Squar Milner with a copy of the foregoing disclosures. A copy of Squar Milner's letter required by Item 304(a)(3) of Regulation S-B is included with this report.



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REGISTRANT NAME

Date: December 05, 2006                 By: /s/ David Duquette
                                            ------------------------------
                                        David Duquette
                                        Chief Executive Officer